[CALVERT LETTERHEAD]

State Street Bank and Trust Company
Copley Place
100 Huntington Avenue
Boston, MA 02116
Attention: Tricia L. Cormier, Vice President, CPH/3

Re:    Each of the registered investment companies set forth on Exhibit A hereto (each, a "Fund")

Ladies and Gentlemen:

Please be advised that each Fund has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 24, the Additional Funds provision, of the Master Custodian Agreement dated as of December 1, 2000, by and among each registered management investment company party thereto and State Street Bank and Trust Company (as amended, modified, restated or supplemented from time to time, the "Agreement"), each undersigned Fund hereby requests that your bank act as Custodian for the Fund under the terms of the Agreement. In addition, in accordance with Section 23, the Additional Portfolios provision, of the Agreement, each undersigned Fund hereby requests that your bank act as Custodian with respect to its series of shares set forth on Exhibit A hereto. In connection with such requests, each undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 25 of the Agreement.

In connection with this request, attached is a revised Appendix A to the Agreement listing all Calvert funds party to the Agreement, which revised Appendix A shall replace all previous versions.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Funds and retaining one for your records.

Sincerely,

Each fund set forth on exhibit a hereto, on behalf of itself AND its portfolios

By: /s/ William M. Tartikoff

Name: William M. Tartikoff

Title: Vice President, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:_/s/ Joseph C. Antonellis

Name: Joseph C. Antonellis

Title: Vice Chairman

Effective Date: September 30, 2008 (with respect to Calvert Global Water Fund)

                       December 12, 2008 (with respect to all other Funds)

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Exhibit A

Summit Mutual Funds, Inc.

Summit Zenith Portfolio
Summit Lifestyle ETF Market Strategy Target Portfolio
Summit Lifestyle ETF Market Strategy Aggressive Portfolio
Summit Lifestyle ETF Market Strategy Conservative Portfolio
Summit Natural Resources Portfolio
Summit Inflation Protected Plus Portfolio
Summit S&P 500 Index Portfolio
Summit S&P MidCap 400 Index Portfolio
Summit Russell 2000 Small Cap Index Portfolio
Summit EAFE International Index Portfolio
Summit Nasdaq-100 Index Portfolio
Summit Lehman Aggregate Bond Index Portfolio
Summit Balanced Index Portfolio
Summit Large Cap Growth Fund
Calvert High Yield Bond Fund
Calvert Short-Term Government Fund

Calvert SAGE Fund

Calvert Large Cap Value Fund

Calvert Impact Fund, Inc.

Calvert Global Water Fund


Appendix A
to the
Master Custodian Agreement
dated December 1, 2000
between each Calvert Registered Investment Company party thereto and
State Street Bank and Trust Company

Dated as of December 12, 2008

First Variable Rate Fund for Government Income

First Government Money Market Fund (D801)

Calvert Tax-Free Reserves

Money Market Portfolio (D802)
Limited-Term Portfolio (D803)
Long-Term Portfolio (D813)
Vermont Municipal Portfolio (D860)

Calvert Cash Reserves

Institutional Prime Fund (D807)

The Calvert Fund

Calvert Income Fund (D808)
Calvert New Vision Small Cap Fund (D861)
Calvert Short Duration Income Fund (D878)
Calvert Long-Term Income Fund (D855)
Calvert Ultra Short Income Fund (D881)

Calvert Municipal Fund, Inc.

Calvert National Municipal Intermediate Fund (D828)

Calvert Social Index Series, Inc.

Calvert Social Index Fund (D872)

Calvert Impact Fund, Inc.

Large Cap Growth Fund (D874)
Calvert Small Cap Value Fund (D852)
Calvert Mid Cap Value Fund (D853)
Calvert Global Alternative Energy Fund (D883)
Calvert Global Water Fund (D887)

Calvert Social Investment Fund

Money Market Portfolio (D804)
Balanced Portfolio (D805)
Bond Portfolio (D816)
Equity Portfolio (D819)
Enhanced Equity Portfolio (D862)
Calvert Conservative Allocation Fund (D8A2)
Calvert Moderate Allocation Fund (D8A3)
Calvert Aggressive Allocation Fund (D8A4)

Calvert World Values Fund, Inc.

International Equity Fund (D826)
Calvert Capital Accumulation Fund (D814)
Calvert International Opportunities Fund (D882)

Calvert SAGE Fund

Calvert Large Cap Value Fund (D8A9)

Calvert Variable Series, Inc.

Calvert Portfolios

Calvert Social Balanced Portfolio (D835)
Calvert Social Mid-Cap Growth Portfolio (D839)
Calvert Social International Equity Portfolio (D850)
Calvert Social Equity Portfolio (D880)
Calvert Income Portfolio (D879)

Ameritas Portfolios

Ameritas Money Market Portfolio (D871)
Ameritas Small Capitalization Portfolio (D865)
Ameritas Mid Cap Growth Portfolio (D866)
Ameritas Mid Cap Value Portfolio (D875)
Ameritas Small Company Equity Portfolio (D876)
Ameritas Core Strategies Portfolios (D851)

Summit Mutual Funds, Inc.

Summit Zenith Portfolio (D888)
Summit Lifestyle ETF Market Strategy Target Portfolio (D889)
Summit Lifestyle ETF Market Strategy Aggressive Portfolio (D890)
Summit Lifestyle ETF Market Strategy Conservative Portfolio (D891)
Summit Natural Resources Portfolio (D892)
Summit Inflation Protected Plus Portfolio (D893)
Summit S&P 500 Index Portfolio (D894)
Summit S&P Mid Cap 400 Index Portfolio (D895)
Summit Russell 2000 Small Cap Index Portfolio (D896)
Summit EAFE International Index Portfolio (D897)
Summit Nasdaq-100 Index Portfolio (D898)
Summit Lehman Aggregate Bond Index Portfolio (D8A5)
Summit Balanced Index Portfolio (D8A6)
Summit Large Cap Growth Fund (D8A7)
Calvert High-Yield Bond Fund (D8A8)
Calvert Short-Term Government Fund (D812)